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                                                                      EXHIBIT 11

                           Tommy Hilfiger Corporation
                  Computation of Net Income Per Ordinary Share
                    (in thousands, except per share amounts)


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                                                                        Three Months Ended June 30,
                                                                     -----------------------------------
                                                                       2001                       2000
                                                                     -------                     -------
FINANCIAL STATEMENT PRESENTATION

BASIC

Weighted average shares outstanding ................                  89,008                      93,351
                                                                     =======                     =======


Net income .........................................                 $ 9,013                     $ 9,736
                                                                     =======                     =======

Per share amount ...................................                 $  0.10                     $  0.10
                                                                     =======                     =======

DILUTED

Weighted average shares outstanding ................                  89,008                      93,351

Net effect of dilutive stock options based on the
    treasury stock method using average market price                     618                          28
                                                                     -------                     -------

Total ..............................................                  89,626                      93,379
                                                                     =======                     =======

Net income .........................................                 $ 9,013                     $ 9,736
                                                                     =======                     =======

Per share amount ...................................                 $  0.10                     $  0.10
                                                                     =======                     =======
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